UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

Amendment No. 1

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2008

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SURFECT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	33-132597	88-0513176
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1800 West Broadway Road, Tempe, Arizona, 85282

(Address of Principal Executive Office) (Zip Code)

(480) 968-2897

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Item 3.02.     Unregistered Sale of Equity Securities.

This Amendment No. 1 on Form 8-K/A amends and supplements the Current Report on Form 8-K of Surfect Holdings, Inc. (“Surfect” or the “Company”) filed with the Securities and Exchange Commission on August 6, 2008 to update the amount of proceeds received from the sale of its common stock.  Surfect has raised an additional $1,000,000 in a private placement from the sale of 20,000,000 shares of common stock at $0.05 per share.  As of the date of this Report, Surfect has raised a total of $1,400,000 from the sale of 28,000,000 shares of common stock at $0.05 per share and hopes to raise more money from additional investors in the near future.

The common stock was offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SURFECT HOLDINGS, INC.

By:	/s/ Anthony M. Maffia, Jr.
Anthony M. Maffia, Jr. Chief Financial Officer (Principal Financial Officer)

Date:  August 13, 2008